Exhibit (l)

October 29, 2024
Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225

Re:    Capital Southwest Corporation
    Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Capital Southwest Corporation, a Texas corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form N-2 on October 29, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (collectively, the “Securities”):

a)shares (the “Common Shares”) of the Company's common stock, par value $0.25 per share (the "Common Stock"); and

b)debt securities of the Company ("Debt Securities").

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

     The Debt Securities are to be issued in one or more series under (i) an indenture, dated as of October 23, 2017 (the "Base Indenture") entered into by and between the Company and U.S. Bank National Association, as trustee (the "Trustee") and (ii) one or more supplemental indentures thereto (each, a "Supplemental Indenture" and, together with the Base Indenture, the "Indenture").

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)The Articles of Incorporation of the Company, as amended, certified as of the date hereof by an officer of the Company (the "Articles of Incorporation");

(ii)The Second Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company (the "Bylaws");

(iii)The Base Indenture;

(iv)A Certificate of Fact issued by the Office of the Secretary of State of Texas (the “Texas Secretary of State”) as to the existence of the Company, as of a recent date (the “Certificate of Fact”); and

(v)The resolutions of the board of directors of the Company (the "Board") relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement; (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company; and (c) the authorization, execution, and delivery of the Base Indenture (collectively, the "Resolutions").

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials or the officers of the Company have been properly issued. We also have assumed, without independent investigation or verification, (i) the accuracy and completeness of all corporate records made available to us by the Company, (ii) that each Supplemental Indenture will be governed by the laws of the State of New York, (iii) that the Indenture will be valid and legally binding obligations of the parties thereto (other than the Company) and (iv) that at the time of any issuance of the Debt Securities, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), giving effect to Section 61(a) of the 1940 Act.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates and/or representations of officers of the Company. We also have relied upon certificates and confirmations of public officials (which we have assumed remain accurate as of the date of this opinion). We have not independently established the facts, or in the case of certificates or confirmations of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Texas Business Organizations Code (the “TBOC”), and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York, and we express no opinion as to the applicability or effect of any other laws of the State of Texas or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinion expressed in paragraph 2 below is limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (iii) federal and state securities laws or principles of public policy that may limit enforcement of rights to indemnity, contribution and exculpation.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, and further assuming that:
(i)the Base Indenture and each Supplemental Indenture will have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture;
(ii)each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee;
(iii)the issuance, offer and sale of the Securities from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price, interest rate, principal amount of Debt Securities and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the TBOC, the Articles of Incorporation, as applicable, the Bylaws, as applicable, the Supplemental Indenture, as applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”);
(iv)the terms of the Debt Securities as established and the issuance thereof (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
(v)none of the Debt Securities will include any provision that is unenforceable against the Company;
(vi)each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof;
(vii)any Common Shares issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into Common Shares, will have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof;
(viii)upon the issuance of any Common Shares by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation;
(ix)at the time of issuance of the Debt Securities, after giving effect to the issuance of the Debt Securities, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a)(1) thereof; and
(x)the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement will have become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:
1.Upon completion of all Corporate Proceedings relating thereto, the issuance of the Common Shares by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and non-assessable.

2.Upon completion of all Corporate Proceedings relating thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, each issuance of the Debt Securities will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter are (i)  strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii)  only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP
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